EXHIBIT 5

                               EILENBERG & ZIVIAN
                               NEW YORK o CHICAGO

30TH FLOOR                                                             TELEPHONE
666 THIRD AVENUE                                                  (212) 986-2468
NEW YORK, NEW YORK 10017                                                   -----

                                                        FACSIMILE (212) 986-2399

                                              October 21, 1997

Pharmos Corporation
2 Innovation Drive
Alachua, Florida 32615


Re: Pharmos Corporation
    Registration Statement on Form S-8


Gentlemen:

     We have acted as counsel to Pharmos Corporation, a Nevada corporation (the "Company") in connection with the preparation and filing of a Form S-8 Registration Statement (the "Registration Statement") relating to (i) 11,476 shares of the Company's common stock, $.03 par value per share (the "Common Stock), issuable upon the exercise of options granted under the 1991 Old Pharmos Stock Option Plan, (ii) 750,000 shares of Common Stock issuable upon the exercise of options granted under the 1992 Employee Stock Option Plan, (iii) 39,376 shares of Common Stock issuable upon the exercise of options granted under the 1992 Aviv Stock Option Plan, (iv) 38,250 shares of Common Stock issuable upon the exercise of options granted under the 1992 Bodor Stock Option Plan, (v) 80,000 shares of Common Stock issuable upon the exercise of options granted under the 1994 Grinstead Stock Option Plan, (vi) 30,000 shares of Common Stock issuable upon the exercise of options granted under the 1994 Loeb Stock Option Plan, (vii) 20,000 shares of Common Stock issuable upon the exercise of options granted under the 1995 Grinstead Stock Option Plan, (viii) 20,000 shares of Common Stock issuable upon the exercise of options granted under the 1995 Knight Stock Option Plan, (ix) 10,000 shares of Common Stock issuable upon the exercise of options granted under the 1995 Loeb Stock Option Plan, (x) 10,000 shares of Common Stock issuable upon the exercise of options granted under the 1995 Schlachet Stock Option Plan, (xi) 1,205,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Employees and Directors Warrants Plan and (xii) 40,000 shares of Common Stock issuable upon the exercise of options granted under the Mark Consulting Warrants Plan (all the shares of Common Stock issuable are collectively referred to as the "Shares" and the above referenced plans are referred to as the "Plans").

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or



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appropriate  to  enable us to  render  the  opinion  expressed  herein.  In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     On the basis of the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.



                                          Very truly yours,

                                          /s/ EILENBERG & ZIVIAN
                                          --------------------------------------
                                          EILENBERG & ZIVIAN